Exhibit 5.1

(269) 337-7700

September 29, 2020

NeuroOne Medical Technologies Corporation

7599 Anagram Drive

Eden Prairie, MN 55344

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”), in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1, as amended by Post-Effective Amendment No. 1 to such registration statement dated as of the date of this opinion (such registration statement as amended or supplemented from time to time, the “Registration Statement”), in connection with the registration under the Securities Act of the resale from time to time by selling stockholders of an aggregate of 7,927,902 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) which includes (i) 3,528,580 outstanding shares of Common Stock (the “Issued Shares”) and (ii) an aggregate of 4,399,322 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of certain warrants (the “Warrants”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we have assumed (i) that the Warrants will be exercised before their resale in accordance with their terms and in the manner and on the terms identified or referred to in the Registration Statement, including all supplements and amendments thereto, and (ii) that the Warrant Shares will be properly delivered to the persons exercising the Warrants.

Our opinion is limited solely to matters set forth herein. The law covered by the opinion expressed herein is limited to the Delaware General Corporation Law. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that (i) the Issued Shares are validly issued, fully paid and non-assessable, and (ii) upon valid exercise of the Warrants in accordance with their terms, including payment of the exercise price and issuance and delivery of the Warrant Shares as described therein, including proper execution and delivery to the persons exercising he Warrants of certificates for the underlying Warrant Shares (in the form approved by the Company’s Board), the Warrant Shares issued will be validly issued, fully paid and non-assessable.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

NeuroOne Medical Technologies Corporation

September 29, 2020

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP
Honigman LLP

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402